EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated July 14, 2000 with respect to the TradeStation Group, Inc. balance sheet included in TradeStation Group, Inc.'s Form S-4 Registration Statement (No. 333-34922) and to all references to our Firm included in this Registration Statement.



/s/ Arthur Andersen LLP
-----------------------

ARTHUR ANDERSEN LLP


Miami, Florida,
  January 2, 2001.